SUB-ITEM 77Q1 (A)

Revised Appendix A to the By-Laws

Appendix A, dated August 5, 2016 to the Master Amended and Restated By-Laws for MFS Series Trust X, dated January 1, 2002 as revised through August 5, 2016, is contained in Post-Effective Amendment No. 124 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Amendments to the Declaration of Trust

An Amendment, dated July 29, 2016, to the Amended and Restated Declaration of Trust of MFS Series Trust X, dated December 16, 2004, is contained in Post-Effective Amendment No. 122 to the Registration Statement of MFS Series Trust X File Nos. 33-1657 and 811-4492, as filed with the Securities and Exchange Commission via EDGAR on August 16, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, effective August 26, 2016, to the Amended and Restated Declaration of Trust of MFS Series Trust X, dated December 16, 2004, is contained in Post-Effective Amendment No. 124 to the Registration Statement of MFS Series Trust X File Nos. 33-1657 and 811-4492, as filed with the Securities and Exchange Commission via EDGAR on September 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.